Exhibit 10.4

AMENDMENT TO THE

MILLIPORE CORPORATION

1995 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS Millipore Corporation (the “Company”) maintains the 1995 Employee Stock Purchase Plan (the “Plan”); and

WHEREAS pursuant to Section 20 of the Plan, the Company may amend the Plan, subject to certain exceptions not relevant hereto.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

Amendment of Section 19

1. Section 19 is amended by adding “(a)” immediately at the beginning thereof (following the title).

2. Section 19 (as heretofore amended) is further amended by adding a new Section 19(b) and 19(c) to read as follows:

“(b) For purposes of this Plan, “Change of Control” shall mean the occurrence of any one of the following events:

(1) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (1) shall not be deemed to be a Change of Control if such event results from any of the following: (i) the acquisition of Company Voting Securities by the Company or any of its subsidiaries, (ii) the acquisition of Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iii) the acquisition of Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (3) below);

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be an Incumbent Director;

(3) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (i) the Company or (ii) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (ii), Company Voting Securities are issued or issuable (any event described in the immediately preceding clauses (i) or (ii), a “Reorganization”) or (iii) the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any person becomes the beneficial owner of 30% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change of Control; provided, however, that if such person subsequently becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then be deemed to occur.

(c) Notwithstanding the provisions of Section 12, in the event of a Change of Control, the Committee may provide in its sole discretion that the then current offering period shall terminate immediately prior to the Change of Control, and that:

(1) each participating employee shall, upon the Change of Control, become entitled to receive a cash lump sum payment in an amount equal to the product of (A) the excess, if any, of (i) the amount of consideration per share received by the holders of Common Stock in the Change of Control over (ii) the applicable purchase price per share of for the purchase right in effect for such offering period, as determined in accordance with Section 7(b) of the Plan, assuming for such purpose that the date on which the Change of Control occurs is the date of exercise, multiplied by (B) the number of shares of Common Stock subject to such purchase right, and such purchase right shall be canceled upon the Change of Control; or

(2) either the Surviving Entity or the Parent Entity, as the case may be (the “New Grantor”) shall provide to each holder of an outstanding purchase right, upon the Change of Control, in exchange for the cancelation of such purchase right, a substitute or replacement purchase right in respect of the common stock of such New Grantor (the “New Purchase Right”), with appropriate adjustments to the exercise price and number of shares of New Grantor common stock issuable upon the exercise of the New Purchase Right as deemed appropriate by the Committee (and which are necessary to ensure that the New Purchase Right also qualifies for purposes of under Section 423 of the Code). The New Purchase Right shall otherwise be subject to the same terms and conditions as were applicable to the original Purchase Right, except as may otherwise be agreed by the Committee prior to the Change of Control.”

Full Force and Effect. Except as expressly amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof on the date hereof.

Governing Law. The validity, interpretation, construction performance and enforcement of this Amendment shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 18th day of November, 2003.

MILLIPORE CORPORATION

by	/s/ Jeffrey Rudin

Name: Jeffrey Rudin
Title: Vice President, General Counsel

3